EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES

              SCHEDULE OF CALCULATION OF PER SHARE NET INCOME

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

                                                   For the Three Months Ended                For the Six Months Ended
                                                           August 31, 1996                        August 31, 1996

                                                             Weighted    Calculated                     Weighted    Calculated
                                                    Net       Average        Per               Net       Average        Per
                                                  Income       Shares       Share            Income       Shares       Share
Shares outstanding and net income used in the
  determination of basic net income per share   $6,040,000   10,888,234     $0.55         $ 9,545,000   10,948,277     $0.87
                                                ----------   ----------     -----         -----------   ----------     -----

Options                                                         523,748                                    504,630
                                                ----------   ----------     -----         -----------   ----------     -----

Used in the determination of primary net
  income per share                               6,040,000   11,411,982      0.53           9,545,000   11,452,907      0.83
                                                ----------   ----------     -----         -----------   ----------     -----

Options                                                          35,476                                     59,829
                                                ----------   ----------     -----         -----------   ----------     -----

Used in the determination of fully diluted
  net income per share                          $6,040,000   11,447,458     $0.53         $ 9,545,000   11,512,736     $0.83
                                                ==========   ==========     =====         ===========   ==========     =====



                                                   For the Three Months Ended                For the Six Months Ended
                                                           August 31, 1995                        August 31, 1995

                                                             Weighted    Calculated                     Weighted    Calculated
                                                    Net       Average        Per               Net       Average        Per
                                                  Income       Shares       Share            Income       Shares       Share

Shares outstanding and net income used in the
  determination of basic net income per share   $4,212,000   10,667,464     $0.39          $5,949,000   10,661,620     $0.56
                                                ----------   ----------     -----          ----------   ----------     -----


Options                                                         451,994                                    428,255
                                                ----------   ----------     -----          ----------   ----------     -----

Used in the determination of primary net
  income per share                               4,212,000   11,119,458      0.38           5,949,000   11,089,875      0.54
                                                ----------   ----------     -----          ----------   ----------     -----


Options                                                          38,090                                     66,721
                                                ----------   ----------     -----          ----------   ----------     -----

Used in the determination of fully diluted
  net income per share                          $4,212,000   11,157,548     $0.38          $5,949,000   11,156,596     $0.53
                                                ==========   ==========     =====          ==========   ==========     =====


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